                              SIXTH AMENDMENT TO
                     DANAHER CORPORATION CREDIT AGREEMENT

   THIS SIXTH AMENDMENT dated as of September 1, 1995 (this "SIXTH AMENDMENT") to the Danaher Corporation Credit Agreement dated as of September 7, 1990 (as amended, the "CREDIT AGREEMENT") among DANAHER CORPORATION, a Delaware corporation (the "COMPANY") and THE LENDERS LISTED ON THE SIGNATURE PAGES HEREOF ("LENDERS"), as previously amended by the First Amendment dated as of June 25, 1991, the Second Amendment dated as of September 23, 1991, the Third Amendment dated as of March 24, 1992, the Fourth Amendment dated as of July 15, 1993, and the Fifth Amendment dated as of August 1, 1994, each by and among Company, Guarantors (as defined in the Credit Agreement), Lenders and Agent, is entered into by and among Company, Guarantors, Lender and Agent. Capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings given to such terms in the Credit Agreement.

                                   RECITALS

   WHEREAS, Company has requested that Lenders and Agent amend the Credit Agreement to extend the Final Maturity Date, decrease the Applicable Eurodollar Rate Pricing Margin, and eliminate certain covenants, and Lenders have agreed to amend the Agreement for such purposes as hereinafter provided.

   NOW, THEREFORE, in consideration of the terms and conditions herein contained, Company, Guarantors and Lenders hereby agree as follows:

   A. AMENDMENTS TO CREDIT AGREEMENT. Unless otherwise indicated, all references herein to Sections and Subsections are references to Sections and Subsections of the Credit Agreement.

       (1) AMENDMENT TO CERTAIN DEFINED TERMS

       (a) The definition of "Applicable Eurodollar Rate Pricing Margin" contained in Subsection 1.1 is hereby deleted in its entirety and the following is substituted therefor:

          "Applicable Eurodollar Rate Pricing Margin means: during any Pricing Period for which Company's Pricing Level is Pricing Level I, .1875% per annum; during any Pricing Period for which Company's Pricing Level is Pricing Level II, .3125% per annum; during any Pricing Period for which Company's Pricing Level is Pricing Level III, .4375%."

       (b) The definition of "Final Maturity Date" contained in Subsection
    1.1 is hereby deleted in its entirety and the following is substituted therefor:

          "Final Maturity Date means November 1, 2000."

       (2) OTHER AMENDMENTS

       (a) Subsections 4.4, 6.1, 6.3, 6.6 and 6.8 are hereby deleted in their entirety.

   B. LIMITATION OF AMENDMENT. Without limiting the generality of the provisions of Section 9.7 of the Credit agreement, this Amendment shall be limited precisely as written and relates solely to the amendment of the Credit Agreement set forth in Section A hereof in the manner and to the extent described therein, and this Amendment shall not be deemed to:

       (1) be a consent to any waiver or modification of any other term or condition of the Credit Agreement or any other Loan Document or of any other instrument or agreement referred to therein; or

       (2) prejudice any right or remedy which any of the Lenders may now have (except to the extent such right or remedy is based upon existing defaults which will not exist after giving effect to this Amendment) or may have in the future under or in connection with the Credit agreement, any other Loan Document or any other instrument or agreement referred to therein.

   C. REPRESENTATIONS AND WARRANTIES. In order to induce Lenders to enter into this Sixth Amendment, Company hereby represents and warrants to each Lender that:

       (1) The representations and warranties contained in the Credit Agreement are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof;

       (2) No event has occurred and is continuing or would result from the execution, delivery or performance of this Sixth Amendment which constitutes or would constitute an Event of Default or a Potential Event of Default;

       (3) Each Credit Party has performed in all material respects agreements and satisfied all conditions which each Loan Document, as modified by this Sixth Amendment, provides shall be performed by it on or before the date hereof; and

       (4) The execution, delivery and performance by Company of this Sixth Amendment are within the corporate power of Company and have been duly authorized by all necessary corporate action on the part of Company, and this Sixth Amendment, as of the date it becomes effective, will constitute a valid and binding agreement of Company, enforceable against Company in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally or by equitable principles. As of the date of this Sixth Amendment becomes effective, the Credit Agreement will constitute a valid and binding agreement of Company, enforceable against Company in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally or by equitable principles.

   D. ACKNOWLEDGMENT. Each Guarantor acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Sixth Amendment and consents to the amendment of the Credit Agreement effected by this Sixth Amendment. Each Guarantor hereby confirms that the Guaranty to which it is a party or otherwise bound will continue to guaranty, to the fullest extent possible, the payment and performance of all Guarantied Obligations (as defined in the applicable Guaranty), including, without limitation, the payment and performance of all Obligations of Company now or hereafter existing under or in respect of the Amended Agreement. Each Guarantor acknowledges and agrees that (i) all of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or affected by the execution or effectiveness of this Sixth Amendment; (ii) such Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected by this Sixth Amendment; and (iii) nothing in the Credit Agreement, this Sixth Amendment or any other Loan Document shall be deemed to require the consent of any Guarantor to any future amendments to the Credit Agreement or any other Loan Documents.

   E. LOAN DOCUMENTS. (a) Company agrees to and acknowledges the terms and provisions of this Sixth Amendment and confirms that each Loan Document shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or affected by the execution of this Sixth Amendment, except as specifically provided herein. Company represents and warrants that all representations and warranties contained in each Loan Document are true, correct and complete in all material respects as of the date hereof to the same extent as though made on such date.

       (b) Each Guarantor agrees that the word "Agent," as used in the Guaranty to which such Guarantor is a party or otherwise bound, shall mean "Guaranteed Parties (other than Agent)" at all times when Company is Agent under the Credit Agreement.

   F. EFFECT ON THE LOAN DOCUMENTS. From and after the date hereof, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" and words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to "Credit Agreement," "thereunder," "thereof," and words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Sixth Amendment. Except as specifically amended by this Sixth Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

   G. GOVERNING LAW. This Sixth Amendment shall be deemed to be made under, shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of New York without regard to principles of conflicts of laws.

   H. COUNTERPARTS; EFFECTIVENESS. This Sixth Amendment may be executed in any number of counterparts, and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Sixth Amendment shall become effective on and as of the date first above written upon the execution of a counterpart hereof by Company, Requisite Lenders and Guarantors.

   IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to be duly executed as of the date first above written.

                                        COMPANY:
                                        DANAHER CORPORATION

                                        By: /s/
                                            ---------------------------------
                                        Title: VP & Controller
                                               ------------------------------

                                        GUARANTORS:

                                        DH HOLDINGS CORP.
                                        EASCO HAND TOOLS, INC.
                                        FAYETTE TUBULAR PRODUCTS, INC.
                                        HENNESSY INDUSTRIES, INC.
                                        JACOBS CHUCK MANUFACTURING COMPANY
                                        JACOBS VEHICLE EQUIPMENT COMPANY
                                        MATCO TOOLS CORPORATION
                                         (formerly The Jacobs Manufacturing
                                         Company)
                                        VEEDER-ROOT COMPANY
                                        DELTA CONSOLIDATED INDUSTRIES
                                        DANAHER FINANCE COMPANY
                                        QUALITROL CORPORATION

                                        By: /s/
                                            ---------------------------------
                                        Title: VP & Controller
                                               ------------------------------

Signature Page to Sixth Amendment to Credit Agreement dated as of September 1, 1995 among Danaher Corporation and the Lenders identified below.

                                        LENDERS:

                                        BANK OF AMERICA ILLINOIS

                                        By: /s/
                                            ---------------------------------
                                        Title: Authorized Officer
                                                -----------------------------

                                        CREDIT SUISSE

                                        By: /s/
                                            ---------------------------------
                                        Title:
                                              -------------------------------
                                        Title:
                                              -------------------------------

                                        THE BANK OF TOKYO TRUST COMPANY

                                        By: /s/
                                            ---------------------------------
                                        Title:
                                               ------------------------------

                                        THE BANK OF NOVA SCOTIA

                                        By: /s/
                                            ---------------------------------
                                        Title:
                                               ------------------------------

                                        BANKERS TRUST (DELAWARE)

                                        By: /s/
                                            ---------------------------------
                                        Title:
                                               ------------------------------

Signature Page to Sixth Amendment to Credit Agreement dated as of September 1, 1995 among Danaher Corporation and the Lenders identified below.

                                        LENDERS:

                                        CONTINENTAL BANK, NATIONAL
                                        ASSOCIATION

                                        By: /s/
                                            ---------------------------------
                                        Title:
                                               ------------------------------

                                        CREDIT SUISSE

                                        By: /s/
                                            ---------------------------------
                                        Title: Associate
                                               ------------------------------

                                        By: /s/
                                            ---------------------------------
                                        Title: Member of Senior Management
                                               ------------------------------

                                        THE BANK OF TOKYO TRUST COMPANY

                                        By: /s/
                                            ---------------------------------
                                        Title:
                                               ------------------------------

                                        THE BANK OF NOVA SCOTIA

                                        By: /s/
                                            ---------------------------------
                                        Title:
                                               ------------------------------

                                        BANKERS TRUST (DELAWARE)

                                        By: /s/
                                            ---------------------------------
                                        Title:
                                               ------------------------------

                                        CREDIT LYONNAIS

                                        By: /s/
                                            ---------------------------------
                                        Title:
                                               ------------------------------

Signature Page to Sixth Amendment to Credit Agreement dated as of September 1, 1995 among Danaher Corporation and the Lenders identified below.

                                        LENDERS:

                                        THE FIRST NATIONAL BANK OF CHICAGO

                                        By: /s/
                                            ---------------------------------
                                        Title: Corporate Banking Officer
                                               ------------------------------

                                        THE TORONTO-DOMINION BANK

                                        By: /s/
                                            ---------------------------------
                                        Title:
                                               ------------------------------

                                        CHEMICAL BANK

                                        By: /s/
                                            ---------------------------------
                                        Title:
                                               ------------------------------

                                        THE INDUSTRIAL BANK OF JAPAN
                                        TRUST COMPANY

                                        By: /s/
                                            ---------------------------------
                                        Title:
                                               ------------------------------

                                        NATIONSBANK OF NORTH CAROLINA, N.A.

                                        By: /s/
                                            ---------------------------------
                                        Title:
                                               ------------------------------

                                        DRESDNER BANK AG. NEW YORK AND
                                        GRAND CAYMAN BRANCHES

                                        By: /s/
                                            ---------------------------------
                                        Title:
                                               ------------------------------

                                  SCHEDULE B
                         AS AMENDED NOVEMBER 1, 1995

              BANK                 COMMITMENT     PRO-RATA SHARE
------------------------------  ---------------  --------------
Bank of America                   20,000,000.00       8.0000%
Bank of Nova Scotia               20,000,000.00       8.0000%
Bank of Tokyo Trust Company       15,000,000.00       6.0000%
Bankers Trust Company             10,000,000.00       4.0000%
Chase Manhattan Bank              10,000,000.00       4.0000%
Chemical Bank                     15,000,000.00       6.0000%
Credit Suisse                     15,000,000.00       6.0000%
Dresdner Bank                     15,000,000.00       6.0000%
First National Bank of Chicago    20,000,000.00       8.0000%
The Fuji Bank                     10,000,000.00       4.0000%
Industrial Bank of Japan          15,000,000.00       6.0000%
NationsBank                       20,000,000.00       8.0000%
The Northern Trust Co.            10,000,000.00       4.0000%
The Sanwa Bank                    10,000,000.00       4.0000%
The Sumitomo Bank                 10,000,000.00       4.0000%
SunTrust Bank                     10,000,000.00       4.0000%
Toronto Dominion                  15,000,000.00       6.0000%
Wachovia Bank                     10,000,000.00       4.0000%
                                 250,000,000.00
                                ===============